UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 10, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New CEO and New Utility Director

On April 10, 2019, the Board of Directors (the “Board”) of PG&E Corporation (the “Corporation”) formally appointed William D. Johnson as the new Chief Executive Officer and President of the Corporation, effective May 1, 2019. Also on April 10, 2019, the Board of Pacific Gas and Electric Company (the “Utility”) voted to appoint Mr. Johnson to the Utility’s Board, effective May 1, 2019.

Mr. Johnson, 65, is concluding a six-year tenure as President and Chief Executive Officer of the Tennessee Valley Authority.

In connection with Mr. Johnson’s appointment as Chief Executive Officer and President of the Corporation, on April 10, 2019, the independent members of the Board of the Corporation approved certain terms and conditions of Mr. Johnson’s employment, as described below, to be effective upon commencement of employment. The terms and conditions of Mr. Johnson’s compensation arrangements are subject to the approval of the U.S. Bankruptcy Court for the Northern District of California, where the Chapter 11 cases of the Corporation and the Utility are pending (the “Chapter 11 Cases”).

During the three-year employment commitment, Mr. Johnson will receive a base salary of $2.5 million annually. Mr. Johnson will also receive a one-time transition payment of $3 million on the first day of his employment, which is subject to claw-back in the event Mr. Johnson resigns or is terminated for cause within 12 months of his start date. Mr. Johnson will be eligible for the Corporation’s standard relocation policy for expenses relating to moving to California.

In addition, Mr. Johnson will receive the following equity incentive compensation:

RSUs and PRSUs. Mr. Johnson will receive an annual equity award with a target value of $3.5 million, with 25% of such award consisting of time-based restricted stock units (“RSUs”) and 75% of such award consisting of performance-based restricted stock units (“PRSUs”). The number of RSUs or PRSUs to be awarded initially will be determined based on the volume-weighted average price of shares of PG&E Corporation common stock on the New York Stock Exchange for the 15 consecutive trading days immediately preceding April 3, 2019, the date Mr. Johnson’s appointment was announced.

Each award of RSUs will vest in three equal installments on each of the first three anniversaries of the date of the grant. Each award of PRSUs will be subject to performance-based vesting conditions.  The first annual award of PRSUs will have a performance period starting on the first date of Mr. Johnson’s employment and ending December 31, 2019.  The second and third annual awards of PRSUs will have one-year performance periods ending on December 31, 2020 and 2021, respectively.  Each annual award of PRSUs will vest, if at all, following the end of the applicable performance period upon certification by the Compensation Committee (the “Compensation Committee”) of the Board of the Corporation of the extent to which performance goals have been attained for such performance period.

Each annual grant of PRSUs will be comprised of 65% of awards subject to safety-based performance conditions, 25% of awards subject to financial-based performance conditions and 10% of awards subject to customer-based performance conditions. Each PRSU performance metric will have a threshold, target and maximum level of performance used to arrive at a score ranging from 0% to 150% of Mr. Johnson’s target payout for such measure, with performance at target and maximum levels resulting in 100% and 150% of target payout, respectively. For safety-based performance metrics, performance below target level will result in 0% of target payout. For financial- and customer-based performance metrics, performance at threshold will result in 50% of target payout, with performance below threshold level resulting in 0% of target payout.

All RSUs and PRSUs are subject to claw-back under the Corporation’s recoupment policy.

Stock Options. Additionally, on the first day of his employment, Mr. Johnson will receive a one-time grant of three tranches of performance-based stock options, payable in cash or shares at Mr. Johnson’s option, as follows: (i) tranche 1 consists of a maximum 1.2 million options (i.e. 800,000 options at target level performance) with an exercise price of $25.00 per share exercisable until the fourth anniversary of the grant date, (ii) tranche 2 consists of a maximum 1.5 million options (i.e. 1 million options at target level performance) with an exercise price of $40.00 per share exercisable until the fourth anniversary of the grant date, and (iii) tranche 3 consists of a maximum 1.6 million options (i.e. approximately 1.1 million options at target level performance) with an exercise price of $50.00 per share exercisable until the fifth anniversary of the grant date, in each case subject to forfeiture if Mr. Johnson is terminated for cause. Each tranche of stock options will be subject to performance-based vesting conditions and will be divided into three equal installments.  The first installment of each tranche will have a performance period starting on the grant date and ending December 31, 2019.  The second and third installments of each tranche will have one-year performance periods ending on December 31, 2020 and 2021, respectively. Each installment of each tranche of options will vest, if at all, following the end of the applicable performance period upon certification by the Compensation Committee of the extent to which performance goals have been attained for such performance period.

Each tranche of stock options will be comprised of 65% of awards subject to safety-based performance conditions, 25% of awards subject to financial-based performance conditions and 10% of awards subject to customer-based performance conditions. Each performance metric will have a threshold, target and maximum level of performance used to arrive at a score ranging from 0% to 150% of Mr. Johnson’s target payout for such measure, with performance at target and maximum levels resulting in 100% and 150% of target payout, respectively. For safety-based performance metrics, performance below target level will result in 0% of target payout. For financial- and customer-based performance metrics, performance at threshold will result in 50% of target payout, with performance below threshold level resulting in 0% of target payout.

All stock options are subject to claw-back under the Corporation’s recoupment policy.

Severance Payments. Mr. Johnson is also eligible for severance payments if his employment is terminated by the Corporation other than for cause. If a termination other than for cause occurs in 2019, a portion of Mr. Johnson’s initial award of RSUs and PRSUs will vest proportionally based on the number of months that Mr. Johnson was employed divided by the total number of months in the performance period for such award, and Mr. Johnson will be entitled to a cash payment of $2.5 million. If a termination other than for cause occurs in any year during the remainder of Mr. Johnson’s employment term, a portion of Mr. Johnson’s award of RSUs and PRSUs for such year will vest based on achievement of performance metrics for PRSUs granted for the prior year, and Mr. Johnson will be entitled to a cash payment of $2.5 million. Notwithstanding the foregoing, any severance payments to be made to Mr. Johnson during the pendency of the Chapter 11 Cases shall be subject to the provisions of the United States Bankruptcy Code.

Mr. Johnson’s equity incentive compensation will be subject to anti-dilution provisions upon a spin-off to shareholders and in connection with a rights offering to shareholders or other transactions in which shareholders are subject to the same anti-dilution protections as Mr. Johnson.

There are no arrangements or understandings between Mr. Johnson and other persons pursuant to which Mr. Johnson was appointed director of the Utility’s Board. Mr. Johnson does not have any relationship or related transaction with the Utility that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Other Matters

In connection with the previously announced resignation of Steven E. Malnight, Senior Vice President, Energy Supply and Policy of the Utility, James M. Welsch assumed certain of the executive responsibilities previously held by Mr. Malnight, effective April 13, 2019, and succeeded Mr. Malnight as a principal executive officer of the Utility. Effective as of April 13, 2019, the role of principal executive officer of the Utility is jointly held by Mr. Welsch, Michael A. Lewis (Senior Vice President, Electric Operations) and Jesus Soto, Jr. (Senior Vice President, Gas Operations).

Mr. Welsch currently is Vice President, Nuclear Generation and Chief Nuclear Officer of the Utility. Mr. Welsch first joined the Utility in 1984 and served in various leadership roles at the Diablo Canyon Power Plant, including Station Director, Operations Services Director, Operations Manager, Operations Shift Manager, Control Room Supervisor and Shift Engineer, prior to becoming Vice President, Nuclear Generation and Chief Nuclear Officer.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 10, 2019, the Board of the Corporation approved an amendment to the Corporation’s Restated Articles of Incorporation (the “Charter Amendment Proposal”) and authorized the submission of that amendment to the Corporation’s shareholders at the Corporation’s 2019 annual meeting of shareholders (the “2019 annual meeting”). The Charter Amendment Proposal, if adopted by the Corporation’s shareholders at the 2019 annual meeting, would increase the Corporation’s maximum number of authorized directors from 13 to 14 and increase the minimum authorized number of directors from 7 to 8.

In connection with the submission of the Charter Amendment Proposal for shareholder approval, also on April 10, 2019, the Board of the Corporation amended the Corporation’s Bylaws to remove references to the maximum and minimum number of directors, which will be as set forth in the Corporation’s Restated Articles of Incorporation. The Bylaw amendment also provides that any reduction of the authorized number of directors would not have the effect of removing any director before that director’s term of office expires.

The text of the amendment to the Corporation’s Bylaws is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Text of the amendment to the Bylaws of PG&E Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: April 16, 2019	By:	/s/ LINDA Y.H. CHENG
Name: LINDA Y.H. CHENG
Title: Vice President, Corporate Governance and
Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Date: April 16, 2019	By:	/s/ LINDA Y.H. CHENG
Name: LINDA Y.H. CHENG
Title: Vice President, Corporate Governance and
Corporate Secretary